Exhibit 19.1
Fannie Mae
Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00
Certain personally identifiable information contained in this document has been redacted pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated with the notation “[***].”

Table of Contents

1	Statement of Purpose	1
2	Applicability and Scope	2
3	Delegations of Authority	3
4	Roles and Responsibilities	3
5	Requirements	4
6	Definitions	19
7	Additional Policy Elements (Optional)	23
8	Monitoring Governance Document Compliance	23
9	Conflict Resolution and Escalations	24
10	Exceptions	24
11	Policy Review/Revision	24
12	Documentation	24
1.Statement of Purpose
The purpose of this Insider Trading Policy is to provide steps to promote compliance with federal securities laws and related regulations relating to insider trading and to protect Fannie Mae and its Board members, officers and employees from the serious liabilities and penalties that can result from a failure to comply with these laws, in accordance with the mandates for this Policy:
(1)    federal securities laws and related regulations relating to insider trading, including Sections 10(b), 16, 20 and 21A(b)(1) of the Exchange Act and Rules 10b-5 and 10b5-1 under the Exchange Act; and
(2)    The Federal Housing Finance Agency (“FHFA”) Advisory Bulletin 2022-01, “Insider Trading Risk Management.”
Fannie Mae has the following objectives for the implementation of this Policy.
•To promote compliance by Fannie Mae and Fannie Mae employees, Board members, contractors and consultants (as defined in Section 6), and covered third parties (as defined in Section 6) with federal laws, including Section 10(b) of the Exchange Act, and related regulations that prohibit buying, selling or making other transfers of securities if these persons have material information about the securities or issuer that is not generally known or available to the public. These laws and the related regulations also prohibit persons with material, non-public information from disclosing this information to others who may trade.
•To protect Fannie Mae and its officers and directors from controlling person liability under Section 20(a) of the Exchange Act for failure to take appropriate steps under Section 21A(b)(1) of the Exchange Act to prevent illegal insider trading.

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Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00
•To help ensure compliance by “Section 16 Insiders” (as defined in Section 5.4.A and Section 6 of this Policy) with Section 16 of the Exchange Act, which requires that Section 16 Insiders file with the Securities and Exchange Commission (“SEC”) forms relating to holdings of and transactions in Fannie Mae equity securities and which imposes liability for short-swing profits under certain conditions.
•To help ensure that information about trading by Section 16 Insiders that is required to be disclosed by Fannie Mae in the reports that it files or submits to the SEC under the Exchange Act is accumulated and communicated to management as appropriate, to allow timely decisions regarding required disclosure.
2.Applicability and Scope
This Policy applies to all:
•Fannie Mae employees,
•Board members, and
•Contractors and consultants subject to Fannie Mae’s Service Requirements for Contractors and Consultants.
All Fannie Mae employees, Board members, contractors and consultants are responsible for ensuring that they do not violate federal securities laws or the Policy, including after their employment or service as a Board member ends.
The Policy also applies to trading by Fannie Mae. To prevent insider trading, Fannie Mae takes steps to manage the flow of information to employees authorized to engage in certain trades on behalf of Fannie Mae and to certain other employees.
Your responsibility for transactions by others
In addition, for certain purposes the SEC may consider transactions by certain individuals who are related by blood or marriage to an employee or Board member to be legally the same as transactions by the employee or Board member. You should assume that transactions by your spouse, partner, other members of your family who reside with you or whom you or your spouse or partner support, and others who live in your household (collectively, “Household Members”) will be considered, both by the SEC and pursuant to this Policy, to be transactions by you. Similarly, transactions made by persons acting on your or your Household Members’ behalf will also generally be considered to be transactions by you.
For employees who are notified they are Group A or Group B employees, the pre-clearance and trade monitoring provisions of this Policy that apply to them also apply to transactions by their spouses, partners, and dependents (including dependents of spouses and partners and collectively, “Related Persons”). These requirements also generally apply to transactions made by persons acting on behalf of Group A or Group B employees or on behalf of their Related Persons.
Therefore, Household Members and anyone who may trade on your or their behalf should be made aware of the applicable restrictions in this Policy, and you will be held responsible for their compliance with applicable restrictions.
Consequences of violations
All employees, Board members, contractors and consultants are required to know and understand their obligations pursuant to this Policy.
You bear the ultimate responsibility for adhering to this Policy and avoiding improper trading. If you violate this Policy, Fannie Mae may take disciplinary action against you, up to and including termination. You also may subject yourself, as well as Fannie Mae and certain of its officers and Board members, to civil or criminal

Fannie Mae
Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00
prosecution under federal securities laws. There is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure.
If you have any questions regarding the application of Section 5.3 of this Policy (applicable to Group A, B and C employees), please contact the Legal and Regulatory Compliance mailbox. If you have any other questions regarding the application of this Policy, please contact the Legal Department’s Insider Trading team mailbox. In all cases, the responsibility for determining whether you possess material nonpublic information rests with you, and any action on the part of the Fannie Mae or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate you from liability under applicable securities laws.
3.Delegations of Authority
This Policy is in alignment with Delegations of Authority. For more information, see the compliance requirements in the Management Committee Approved Policy Obligations here.
4.Roles and Responsibilities

Title/Business Unit/Entity	Responsibilities
Compliance Committee	Serves as the Policy Approver. Refer to the compliance requirements here.
General Counsel
•Determine timing of trading windows as set forth in Section 5.2.D;
•Has authority to approve trading outside of a trading window in extraordinary circumstances, as set forth in Section 5.2.D;
•Has authority to pre-approve gifts of Fannie Mae securities as described in Section 5.2.F;
•Has authority to pre-approve Rule 10b5-1 plans as set forth in Section 5.2.H and
•Has authority to pre-approve transactions by Section 16 Insiders as described in Section 5.4.B.

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Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00

Title/Business Unit/Entity	Responsibilities
Enterprise Deputy General Counsel—Vice President
•Serves as the Policy Owner. Refer to the compliance requirements here
•Determine timing of trading windows as set forth in Section 5.2.D;
•Has authority to approve trading outside of a trading window in extraordinary circumstances, as set forth in Section 5.2.D;
•Has authority to pre-approve gifts of Fannie Mae securities as described in Section 5.2.F;
•Has authority to pre-approve Rule 10b5-1 plans as set forth in Section 5.2.H;
•Receive and manage responses to inquiries from Section 16 Insiders under the Policy;
•Has authority to pre-approve transactions by Section 16 Insiders as described in Section 5.4.B;
•Responsible for coordinating with the Vice President, Financial Crimes, Compliance & Ethics regarding reporting improper insider trading to appropriate regulators as discussed in Section 5.10; and
•Monitoring obligations set forth in Section 8, as applicable.

Enterprise Legal - Deputy General Counsel	Serves as the Policy Author. Refer to the compliance requirements here.
Legal Department’s Insider Trading Team
•Providing legal subject matter expertise as well as guidance around Insider Trading;
•Providing information on the requirements of this Policy and Section 16 of the Exchange Act to new Section 16 Insiders, as described in Section 5.8;
•Preparing and/or reviewing training provided by Compliance & Ethics—Legal and Regulatory Compliance) upon request;
•Raising potential violations of this Policy with the FM Ethics team as described in Section 5.9; and
•Receiving and managing responses to inquiries under the Policy.

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Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00

Title/Business Unit/Entity	Responsibilities
Compliance & Ethics—Legal and Regulatory Compliance
•Overseeing processes relating to maintaining Restricted Securities List, designating Group A, B and C employees, maintaining the list of Group A, B and C employees, and otherwise managing the certification, pre-clearance and monitoring described in Section 5.3;
•Establishing and maintaining oversight procedures relating to covered third parties, as described in Section 5.7;
•Providing enterprise training on insider trading to all employees on an annual basis, as discussed in Section 5.8;
•Reporting potential violations of this Policy with the FM Ethics team as described in Section 5.9; and
•Maintaining a list of Insider Trading governing documents that support Fannie Mae’s compliance with FHFA’s Advisory Bulletin 2022-01, “Insider Trading,” as discussed in Section 5.11.

Compliance & Ethics— Vice President, Financial Crimes	•Coordinating with the Policy Owner regarding reporting improper insider trading to appropriate regulators as discussed in Section 5.10.
5.Requirements
Please see the Definitions contained in Section 6 for additional information.
5.1 Overview
This Policy contains the following requirements to address the mandates identified in Section 1, including the mandates to prevent trading on the basis of material, nonpublic information; to protect material nonpublic information to reduce the risk of insider trading and to facilitate compliance with Section 16’s provisions requiring reporting and imposing liability for certain trades.

Requirements for:	Policy Sections:	Description
•All employees •Board members •Contractors and consultants	5.2.A and 5.5	•A requirement to identify and protect information that is “material” and “nonpublic.”
•All employees •Board members •Contractors and consultants	5.2.C and 5.5
•A prohibition against trading securities of Fannie Mae—including mortgage-backed securities or Connecticut Avenue Securities—or of any other company when in possession of material, nonpublic information
•This prohibition continues even after employment or service with Fannie Mae ends

•All employees •Board members •Contractors and consultants	5.2.B and 5.5
•A prohibition on “tipping”—conveying material, nonpublic information about Fannie Mae or another company to others or suggesting that another person purchase or sell any company’s securities while aware of material, nonpublic information about that company
•This prohibition continues even after employment or service with Fannie Mae ends

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Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00

Requirements for:	Policy Sections:	Description
•All employees •Board members	5.2.D	•A general prohibition against buying or selling Fannie Mae equity securities at any time except during a “trading window”
•All employees •Board members	5.2.E
•A prohibition against engaging in short-term or speculative transactions in Fannie Mae securities
•Prohibited transactions include transactions in publicly traded options, short sales, zero-cost collars, forward sale contracts, and other derivatives relating to Fannie Mae securities

•All employees •Board members	5.2.F	•A prohibition on making gifts of Fannie Mae securities at any time when this policy prohibits the sale of such securities, absent pre-approval
•All employees •Board members	5.2.G	•A prohibition on holding Fannie Mae securities in an account on which a margin loan balance is placed or outstanding or otherwise pledging Fannie Mae securities as collateral for a loan
•All employees •Board members	5.2.H	•Requirements for transactions in managed accounts or pursuant to Rule 105-1 Plans, and certain other arrangements or transactions
•All employees •Contractors and consultants	5.2.I	•Information Barrier: Requirements to limit the flow of information to employees authorized to engage in certain trades on behalf of Fannie Mae and to certain other employees
•Group A and Group B, and Group C employees	5.3	•A certification requirement regarding compliance with this policy
•Group A and Group B employees (includes officers who are Section 16 Insiders)	5.3	•A requirement to pre-clear certain securities transactions
•Group A Employees	5.3	•A requirement to provide requested information regarding brokerage accounts and trades to facilitate monitoring of personal securities trading
•Section 16 Insiders	5.4. B	•A prohibition on purchases, sales, or gifts of Fannie Mae equity securities at any time absent pre-approval
•Section 16 Insiders	5.4. D
•Requirements relating to reporting and short-swing profit recovery in connection with Section 16 Insiders’ transactions in Fannie Mae equity securities (that is, any purchase and sale, or sale and purchase, of the same class of Fannie Mae equity security within a period of less than six months)

•Section 16 Insiders	5.4. G	•Requirement to report changes in arrangements for trading Fannie Mae securities to Fannie Mae

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Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00

Requirements for:	Policy Sections:	Description
•All employees •Board members	5.6	•Requirement relating to responsibility for transactions by Household Members, as defined in Section 6, and anyone who trades on the employee’s, Board member’s or Household Member’s behalf.
•Compliance & Ethics—Legal and Regulatory Compliance •Legal Department’s Insider Trading Team •Compliance & Ethics—Vice President, Financial Crimes	5.7-5.11	•Requirements addressed in Section 4 “Roles and Responsibilities.”

5.2 Provisions Applicable to All Employees and Board Members
The provisions described in this Section 5.2 apply to all employees and Board members.
A.Identify and Protect Material, Nonpublic Information of Fannie Mae and of Other Companies
In the course of your employment or other association with Fannie Mae, you may obtain or be exposed to information that is “material” and “nonpublic.” These terms are defined below. You must identify material, nonpublic information to the extent required to avoid engaging in prohibited tipping, as discussed in Section 5.2.B, and to avoid trading while in possession of such information, as discussed in Section 5.2.C.
Material, nonpublic information may be about Fannie Mae or about one or more securities issued by Fannie Mae. Or it may be about another company or about securities issued by another company. For purposes of this Policy, “other company” or “another company” refers to any entity with which Fannie Mae has a direct or indirect business relationship, including Freddie Mac.
A company’s exposure to insider trading risk is increased when the company fails to supervise employees, Board members, contractors and consultants who possess material, nonpublic information or to establish adequate policies and procedures for handling material, nonpublic information. To reduce this risk and protect material, nonpublic information—whether it relates to Fannie Mae, to another company, or to securities issued by Fannie Mae or another company—must at a minimum be classified as “Confidential – Restricted” pursuant to Fannie Mae’s Confidential Information and Privacy Policy and treated in compliance with the requirements for collection, access, use, sharing, retention, and disposal of such information.
Material Information.
Information is material if there is a substantial likelihood that a reasonable investor would:
•consider it important in deciding whether to buy, hold, or sell a security;
•view the information as significantly altering the total mix of information available; or
•expect the information to affect the price of a security.
Although this is not a complete list, information about the following matters may be material:

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•Our actual or expected financial results or condition, including earnings, net worth, liquidity, or capital;
•Our actual or expected credit performance (losses, ratios, delinquency rates, REO, etc.) or impairments
•Other financial or business forecasts, projections or trends not publicly disclosed;
•The actual or expected impact of economic and housing market conditions on our business and financial results
•Cybersecurity risks and incidents;
•Matters that could significantly affect MBS prepayment speeds, including pricing changes;
•Legislative or regulatory matters that affect our business, including those relating to potentially exiting conservatorship, matters before FHFA, or FHFA directives;
•Changes in our capital structure or dividend obligations;
•Changes relating to our senior preferred stock purchase agreement with Treasury,
•Potentially significant corporate transactions;
•Changes in our accounting practices;
•Developments in material legal proceedings;
•Changes in senior executives or Board members;
•Changes in relationships with major customers; or
•Significant changes in the financial circumstances or ratings downgrades of important customers or other significant counterparties.
Nonpublic Information.
Material information should be considered “nonpublic” unless it has been broadly disseminated to the investing public through a process the securities laws consider sufficient, such as a widely disseminated press release or a filing with the SEC. In addition, enough time must elapse after disclosure of the information to permit the investment market to absorb and evaluate the information.
Other Companies’ Material, Nonpublic Information.
In the course of your employment or other association with Fannie Mae, you may obtain or be exposed to material, nonpublic information of other companies, particularly if you work in an area of the company that regularly interacts with and receives information from other companies about their suitability for engaging in business with Fannie Mae. For example, business groups that evaluate the creditworthiness and other risks associated with our counterparties, and those that work with lenders and servicers and are likely to receive nonpublic information about these parties, are more likely to be exposed to material, nonpublic information of another company. When you have material, nonpublic information about another company that you obtained in the course of your employment or other association with Fannie Mae the requirements in this Policy relating to “material, nonpublic information or “other companies’ material, nonpublic information” apply. Although this is not a complete list, information about the following matters may be material:

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Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00
•A potential liquidity crisis, or developments in connection with a potential liquidity crisis such as a planned capital raise, layoffs, or an anticipated bankruptcy filing or other restructuring;
•Significant accounting concerns, including potential restatements;
•A determination to limit Fannie Mae’s business dealings with a company for whom we are a significant business partner;
•A potential or agreed-upon merger or acquisition;
•Financial results;
•A significant regulatory development, including anticipated or actual approval or disapproval of a transaction that a reasonable investor would consider important; or
•A cybersecurity incident.
B.Restriction on Sharing Material, Nonpublic Information or Advising on Trading while Aware of Such Information (No “Tipping”)
You may not convey material, nonpublic information about Fannie Mae or another company to others, or suggest that anyone purchase or sell any company’s securities while you are aware of material, nonpublic information about that company or its securities. This practice, known as “tipping,” also may violate the securities laws and can result in the same civil and criminal penalties that would apply if you had engaged in insider trading directly, even if you do not receive any money or derive any benefit from trades made by persons to whom you passed material, nonpublic information. Tippees may also be liable for illegal insider trading.
This prohibition continues even after employment or service with Fannie Mae ends.
This Policy does not restrict legitimate business communications on a “need-to-know” basis if you have a reasonable basis to expect that the other person will not trade while in possession of the information.
C.No Trading Securities While in Possession of Material, Nonpublic Information
General prohibition relating to Fannie Mae securities. Any time an employee or Board member has information that is material and nonpublic and that relates to Fannie Mae or its securities:
1) The employee or Board member may not buy or sell Fannie Mae securities; and
2) The employee or Board member may not permit any of the following to buy or sell such securities:
▪any Household Member, as defined in Section 6, or
▪anyone acting on their or their Household Member’s behalf, except as permitted by Section 5.2.H.
This prohibition on trading while in possession of material, nonpublic information applies even when the company is in a trading window, as described in Section 5.2.D below.
General prohibition relating to other companies’ securities. Any time an employee or Board member has information they obtained in the course of their employment or other association with Fannie Mae that is material and nonpublic and that relates to another company or its securities (“other companies’ material, nonpublic information”):
1)The employee or Board member may not buy or sell the company’s securities; and

Fannie Mae
Insider Trading Policy
Effective Date: December 30, 2024 POL-2016-10-100229 Version 6.00
2)The employee or Board member may not permit any of the following to buy or sell such securities:
▪any Household Member, as defined in Section 6, or
▪anyone acting on their or their Household Member’s behalf, except as permitted by Section 5.2.H.
These prohibitions continue even after employment with Fannie Mae or service as a Fannie Mae Board member ends for information obtained in the course of such employment or service.
Types of securities covered. The prohibitions in this Section 5.2.C apply to equity securities and debt securities, including mortgage-backed securities and risk-transfer securities.
Transactions pursuant to previously placed orders or broker instructions are also prohibited. Except as permitted by Section 5.2.H, this prohibition applies to transactions made on your behalf even if you provided instructions or placed an order for the transaction before you obtained the material, nonpublic information.
No application to transactions in securities where the information is not material to investors in those securities. Some information may be material to investors in particular securities of an issuer but not to investors in other securities of that issuer. For example, information affecting prepayment speeds for certain loans may be material to investors in mortgage-backed securities, but not investors in common stock. This prohibition does not apply to transactions in securities if the information in question would not be material to investors in those securities.
Err on the side of caution. If you are not sure whether information you possess is material to investors in a security and/or nonpublic, you should not trade in the securities until you consult your officer, your contact in the Legal Department or the Legal Department’s Insider Trading team.
Bear in mind that if your personal transactions come under scrutiny, they will be examined with the benefit of hindsight, so you should err on the side of caution. In addition to violating this Policy and Fannie Mae’s Code of Conduct or Code of Conduct for the Board of Directors, trading in Fannie Mae securities while you are aware of material, nonpublic information is a violation of federal securities laws. The penalties are severe, and include fines, disgorgement of profits, and jail sentences. Both the individuals involved and Fannie Mae may be subject to penalties.
D.No Trading Fannie Mae Equity Securities Outside of Trading Windows
Trading windows. Employees and Board members, and their Household Members, are prohibited from buying and selling Fannie Mae equity securities except during a trading window that has been announced to employees and Board members. Even during an announced trading window, you may not trade Fannie Mae equity securities if you possess material, nonpublic information relating to Fannie Mae or such securities.
Timing. Trading windows are expected to be announced at the beginning of business on the second full trading day after Fannie Mae announces its quarterly earnings, which typically occurs by early May, August and November. Because annual results are reported later than quarterly results, it is not anticipated that there will be a trading window associated with the release of annual results in February, but the General Counsel or the Policy Owner may determine to open a trading window after the release of annual results if they determine that opening the window is appropriate. Each trading window is expected to last until the close of the market on the last trading day of the second month of the quarter. For example, if earnings are released on November 5 before the market opens for trading, a trading window would open at the beginning of trading on November 6 and continue until the last trading day in November. The exact timing of trading windows may be changed from time to time by the General Counsel or the Policy Owner. In addition, the General Counsel or the Policy Owner may each determine to temporarily suspend or terminate

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early any trading window for all or a portion of Fannie Mae’s employees and Board members from time to time based on material corporate developments or other relevant events. Announcements opening trading windows and announcing exact dates and any change in the timing of trading windows may be provided by email, through HomeSite calendar events, or by other means.
Cancel outstanding orders placed with brokers during a trading window when the window closes. Except as permitted as stated in Section 5.2.H below, employees and Board members may not allow orders for the purchase or sale of Fannie Mae equity securities that they have placed with brokers to remain in effect after a trading window has ended.
Approvals to trade during a trading window in extraordinary circumstances. The Policy Owner and the General Counsel each have the authority to approve a trade outside of a trading window for an employee or Board member upon request. Such requests will normally be granted only in extraordinary circumstances and only if there is no material corporate development that may need to be made public before the trade.
E.Short-Term or Speculative Transactions Prohibited
Fannie Mae considers it inappropriate for any employee or Board member to engage in short-term or speculative transactions in Fannie Mae’s securities; therefore, Fannie Mae employees and Board members may not engage in any of the transactions identified in this Section 5.2.E:
Publicly Traded Options
A transaction in publicly traded options is, in effect, a bet on the short-term movement of Fannie Mae’s securities and therefore may create the appearance that the employee or Board member is trading based on material, nonpublic information. Transactions in options also may focus the employee’s or Board member’s attention on short-term performance at the expense of Fannie Mae’s long-term objectives. Accordingly, transactions in options, puts, calls or other derivative securities relating to Fannie Mae’s securities, on an exchange or in any other organized market, are prohibited by this Policy. Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”
Short Sales
Short sales of Fannie Mae’s securities (that is, sales of securities that the seller does not own) evidence an expectation on the part of the seller that the securities will decline in value and, therefore, signal to the market that the seller does not have confidence in Fannie Mae or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve Fannie Mae’s performance. For these reasons, short sales of Fannie Mae’s securities are prohibited by this Policy.
Hedging Transactions
Certain forms of hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds, and other derivatives, allow an investor to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the investor to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the investor may no longer have the same objectives as Fannie Mae’s other stockholders. Therefore, hedging transactions relating to Fannie Mae’s securities, such as prepaid variable forwards, equity swaps, collars and exchange funds, and other derivatives, are prohibited by this Policy.
F.Gifts of securities while in possession of material, nonpublic information or outside of trading windows.
Any time you may not trade a Fannie Mae security under this Policy, you also may not give the security as a gift to another without first obtaining approval from the Policy Owner or the General Counsel in accordance

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with the Insider Trading Policy Procedure. To seek approval, you can contact the Legal Department’s Insider Trading team mailbox. In determining whether to approve such a gift, the General Counsel or Policy Owner may consider whether the person making the gift has reason to believe that the recipient intends to sell the securities while the donor is aware of material nonpublic information.
G.Margin Accounts and Pledges
Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Fannie Mae securities, employees and Board members are prohibited from holding Fannie Mae securities in a margin account on which a margin loan balance is placed or is outstanding or otherwise pledging Fannie Mae securities as collateral for a loan.
H.Types of transactions that may be exempt from some restrictions in this policy
1)    Certain Trades in Managed Accounts
When a Fannie Mae employee, Board member, contractor or consultant provides a third party discretion to trade on their behalf, there is a risk that trades will occur while the person possesses material, nonpublic information about the securities. If the person granting discretion does not direct the trades, has no influence on the trading, and provides no information regarding companies or securities to the person with discretion to make the trades, then the risk of improper trading is substantially lessened, although there remains a risk that it will appear that improper trades have occurred. This risk is greatest with respect to trades in Fannie Mae equity securities. Employees, Board Members, contractors and consultants who seek to provide another person discretion to trade on their behalf in equity, debt or related securities of individual issuers should ensure such trading takes place in a Managed Account, as described below.
Trading in certain securities not prohibited if Managed Accounts requirements are met. Transactions that (1) are not in Fannie Mae equity securities and (2) are in accounts that qualify as Managed Accounts are exempt from the prohibitions in this policy against trading while in possession of material, nonpublic information. An account will be considered a “Managed Account” if it meets the following requirements:
•Trades in the account are not directed or influenced by the employee, Board member, contractor, or consultant, or any of their Household Members.
•Discretion to make trades in the account has been given to the broker or advisor by the employee, Board member, contractor, or consultant (or their Household Member, if applicable).
•The employee, Board member, contractor, or consultant (or their Household Member, if applicable) has instructed the person making trades in the account not to trade in Fannie Mae equity securities in the account unless pursuant to an approved 10b5-1 plan (see Section 5.2.H, below).
2)    Certain Purchases under Periodic Investment Programs
Programs entered into in good faith involving regular purchases under a program established during a trading window (if applicable) and when the person has no material nonpublic information, administered by a securities broker or other agent and where the timing, price and amount of purchases is outside the control of the employee or Board member or is pursuant to a written formula, may be permitted without regard to trading windows or the possession of material, nonpublic information. Examples of permitted programs are dividend reinvestment plans and 10b5‑1 plans. Consult the Legal Department’s Insider Trading team mailbox prior to engaging in purchases of Fannie Mae equity securities pursuant to such a program. Voluntary investments in Fannie Mae equity securities permitted under these plans that are not part of regularly scheduled investments must be made during trading windows. In addition, the sale of

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Fannie Mae equity securities acquired through a periodic investment program, whether through regular or voluntary investments, would be subject to the prohibition on trading outside of trading windows.
3)    10b5-1 Plans
Employees or Board members may enter into an agreement, known as a 10b5-1 plan, under which a program of trading is established and then carried out by a broker without further involvement of the employee or Board member. Such agreements provide an affirmative defense to allegations of insider trading, on the basis that they are entered into at a time when the employee or Board member has no material, nonpublic information, and thereafter they are executed by the broker whether or not the employee or Board member has inside information at the time of the trade. Purchases and sales on the employee’s or Board member’s behalf can be made pursuant to a 10b5-1 plan without regard to trading windows, and without regard to whether the employee or Board member has material, nonpublic information at the time of the transaction. To ensure that an employee’s or Board member’s 10b5-1 plans meet the SEC’s criteria, Employees and Board members must obtain approval from the Policy Owner or the General Counsel prior to engaging in transactions in Fannie Mae equity securities pursuant to the plan. Employees and Board members seeking approval may contact the Legal Department’s Insider Trading team mailbox.
4)    Involuntary Transactions such as Sales or Liquidations of Fractional Shares
Transactions that are involuntary (such as stock dividends or sales of fractional shares not initiated by the shareholder, including sales in connection with transferring shares from one broker to another) are exempt from the prohibitions against transactions while in possession of material, nonpublic information or outside of applicable trading windows. However, sales initiated by brokers to satisfy margin calls are not considered involuntary.
I.Information Barrier: Managing the Flow of Information
To prevent insider trading, Fannie Mae has also adopted an Information Barrier Procedure in support of this Policy to manage the flow of information to employees authorized to engage in certain trades on behalf of Fannie Mae and to certain other employees. The procedure applies to all employees, consultants, and contractors.

5.3 Provisions Applicable to Group A, Group B and Group C Employees
The provisions described in this Section 5.3 apply to Group A, B and C employees, as defined in Section 6. These employees serve in a role or work in a business area identified as having a heightened risk of receiving material, nonpublic information of other companies or of Fannie Mae, as shown below.

Group A	Heightened likelihood of soliciting and/or receiving other companies’ material nonpublic information	May also have a heightened risk of receiving Fannie Mae’s material nonpublic information

Group B	Heightened risk of receiving other companies’ material nonpublic information	May also have a heightened risk of receiving Fannie Mae’s material nonpublic information

Group C	Heightened risk of receiving Fannie Mae’s material nonpublic information

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Provisions Applicable to Groups A, B and C
	Group A (also referred to as “Group A – Monitored”)	Group B	Group C
Certification	✓	✓	✓
Application to related persons and managed accounts	✓	✓
Pre-clearance and restricted securities list	✓	✓
Monitoring for Group A employees	✓
Certification. Group A, B and C employees must certify on at least an annual basis regarding their compliance with this policy.
Application to Related Persons and Managed Accounts.
Transactions by a Group A or Group B employee’s spouse, partner, or dependent (including a dependent of their spouse or partner, and collectively, “Related Persons”) are subject to the same pre-clearance and trade monitoring provisions that apply to the Group A or Group B employee. Accordingly, Group A and B employees shall advise Related Persons that their activities must also comply with these restrictions. Group A and B employees shall also advise those who trade on their or their Related Persons’ behalf that such trades must also comply with applicable restrictions.
The pre-clearance and trade monitoring provisions of this Section 5.3 also apply to transactions made by persons acting on behalf of Group A and B employees and their Related Persons except that transactions in accounts that qualify as Managed Accounts do not require pre-clearance. An account will be considered a “Managed Account” if it meets the following requirements:
•Neither the Group A or B employee nor any of their Related Persons directs or influences trades in the account.
•The Group A or B employee (or their Related Person, if applicable) has given discretion to the broker or advisor to make trades in the account.
•The Group A or B employee (or their Related Person, if applicable) has instructed the person making trades in the account not to trade in Fannie Mae equity securities in the account.
Pre-clearance and Restricted Securities List.
Fannie Mae maintains a Restricted Securities List. Group A and B employees may not trade in securities on the Restricted Securities List absent pre-clearance, which will be given only in limited circumstances. Because it may contain confidential information, the Restricted Securities List is not shared with employees. To comply with the prohibition on trading securities on the Restricted Securities List, Group A and B employees must follow the pre-clearance requirements in this Section 5.3.
To avoid trading in Restricted Securities, before trading in equity securities issued by financial services companies or their parent companies, Group A and B employees must pre-clear their proposed trades. This requirement also applies to transactions in related derivatives (for example, stock options). It also applies to transactions in Fannie Mae stock and other equity securities and related derivatives.

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Monitoring for Group A employees. For Group A employees, Fannie Mae monitors personal securities trading to detect potential trading of securities on the Restricted Securities List. All members of Fannie Mae’s Management Committee shall be Group A employees. This monitoring involves the following:
•working with a vendor who assists in processing preclearance requests and conducting surveillance;
•a requirement that Group A employees provide information regarding their brokerage accounts in which trades in securities on the Restricted Securities List could be made;
•a requirement that Group A employees provide the vendor access to information about trades in those accounts;
•the requirement described above for preclearance of personal trades in equity securities of financial services companies or their parent companies, including Fannie Mae;
•the use of technology to allow for monitoring of transactions in Group A employees’ brokerage accounts;
•automated notifications to Compliance & Ethics—Legal and Regulatory Compliance of transactions made in Group A employees’ brokerage accounts in securities on the Restricted Securities List, unless the transactions have been pre-cleared;
•review, in consultation with Legal as appropriate, of incidents of trading in securities on the Restricted Securities List absent preclearance; and
•where appropriate, referrals to the Ethics and Investigations group in Compliance & Ethics of non-pre-cleared transactions in securities on the Restricted Securities list.
Compliance & Ethics—Legal and Regulatory Compliance is responsible for establishing and maintaining procedures and insider trading compliance user guides for Group A and B employees setting forth and for overseeing processes relating to:
a.    maintaining the Restricted Securities List;
b.    designating Group A, B and C employees and maintaining lists of Group A, B and C employees, which may be by business unit and management-level committee; and
c.    otherwise managing the certification, pre-clearance, and monitoring described in this section.
More information on the processes relating to the trade monitoring and other requirements in this Section 5.3 can be found in the Insider Trading Compliance Procedure.
5.4 Special Provisions Applicable to Section 16 Insiders
A. Designation of Section 16 Insiders
The provisions described in this Section 5.4 are applicable only to Section 16 Insiders. A Section 16 Insider is (1) an officer who has been designated as or appointed to the role of a Section 16 officer by the Board of Directors or (2) a Board member.
The provisions described in Section 5.4 relate to Fannie Mae equity securities “beneficially owned” by Section 16 Insiders. Under the securities laws and related regulations and interpretations, Section 16 Insiders are deemed to beneficially own securities that are legally owned by certain other persons or entities. Section 16 Insiders should see the definition of “beneficial ownership of securities” in Section 6 and/or consult legal counsel to discuss the specific facts involved in their situation.

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Information in this Section 5.4 relating to reporting, short-swing profit recovery and short sale provisions summarizes of applicable law and regulation as in effect as of the date of this Policy. Such laws and regulations are subject to change. Section 16 Insiders should consult with the Policy Owner or the Policy Author or contact the Legal Department’s Insider Trading team mailbox before relying on this Policy as to the legal effect of any specific proposed transaction, as the law or its interpretation may change from time to time.
B. Pre-Approval of Transactions is Required
Section 16 Insiders are required to obtain prior approval of all purchases, sales and gifts of Fannie Mae equity securities, regardless of whether a trading window is open at the time and regardless of the nature of the transaction (except with regard to transactions pursuant to dividend reinvestment programs or approved Rule 10b5-1 trading plans). Proposed transactions may be approved by the Policy Owner or the General Counsel. Approval generally will not be provided for proposed transactions that would occur outside of a trading window. The approvers are under no obligation to approve a transaction submitted for pre-approval and may determine not to permit the trade. In addition, the Policy Owner or the General Counsel may impose conditions on the grant of such approval.
C. Section 16 Insider’s SEC Reporting Obligations
Each Section 16 Insider, including former Section 16 Insiders in some cases, must make filings with the SEC regarding their beneficial ownership of and transactions in Fannie Mae equity securities as required by Section 16(a) of the Exchange Act. As of the Effective Date, the following filings are required.

Filing	Matter Reported	Timing
Form 3	An initial report of Fannie Mae equity securities beneficially owned	Within 10 days after becoming a Section 16 Insider, and should be filed prior to any required Form 4 filing
Form 4	Transactions resulting in changes in beneficial ownership of Fannie Mae equity securities (in other words, most transactions)	Within two business days following the transaction
Form 5	Transactions that are permitted to be reported on a deferred basis, and holdings and transactions that were required to be reported during the previous year but were not reported	Within 45 days after the end of Fannie Mae’s fiscal year
D. Short-Swing Profit Recovery
In general, a Section 16 Insider will be liable to Fannie Mae for any “profit” they are deemed to have realized from any combination of a purchase and sale, or sale and purchase, of any Fannie Mae equity securities within any period of less than six months. This liability, imposed by Section 16(b) of the Exchange Act, has been the subject of extensive rulemaking and interpretive advice by the SEC. For example, when a Section 16 Insider engages in transactions within six months of each other that can be “matched,” the Section 16 Insider generally will be liable for the maximum profit determinable (that is, the transactions with the lowest price in and the highest price out will be matched first, and, if there are still other transactions that can be matched, the transactions with the next lowest price in and the next highest price out will be matched, and so on). The specific applicability of Section 16(b) to any particular situation should be considered by legal counsel.
Before purchasing or selling any Fannie Mae equity security, Section 16 Insiders should carefully consider whether they have engaged in any sale or purchase of such a security during the prior six months that, if matched with the proposed transaction, would show a profit for which they would be liable to Fannie Mae. Complying with the pre-approval requirements in Section 5.4.C will help ensure this is done.

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E. Further Prohibition on Short Sales by Section 16 Insiders
In addition to the prohibition on short sales of Fannie Mae securities contained in Section 5.2.E, Section 16(c) of the Exchange Act prohibits Section 16 Insiders from engaging in short sales in Fannie Mae securities.
F. Officers who are Section 16 Insiders are Subject to Requirements in Section 5.3.
Each officer who is a Section 16 Insiders shall also be designated as a Group A or Group B employee subject to the applicable provisions of Section 5.3 of this Policy.
G. Section 16 Insiders’ Obligation to Report Trading Arrangements to Fannie Mae.
Because Fannie Mae’s quarterly filings on Form 10-Q and Form 10-K must disclose information about Section 16 Insiders’ arrangements for trading Fannie Mae securities, each Section 16 Insider must notify Fannie Mae promptly upon entering, terminating, or amending:
•any written plan for trading any kind of Fannie Mae securities; or
•any contract or instruction that is intended to be a “Rule 10b5–1 trading arrangement” for trading Fannie Mae securities of any kind.
5.5 Provisions Applicable to Contractors and Consultants
The provisions described in Section 5.2.A (“Identify and Protect Material, Nonpublic Information of Fannie Mae and of Other Companies”), 5.2.B (“Restriction on Sharing Material, Nonpublic Information or Advising on Trading while Aware of Such Information (No ‘Tipping’)”) and Section 5.2.C (“No Trading Securities While in Possession of Material, Nonpublic Information”) are applicable to all Fannie Mae contractors and consultants who are subject to Fannie Mae’s Service Requirements for Contractors and Consultants. The prohibitions in these provisions continue to apply even after service for Fannie Mae terminates for information obtained in the course of such employment or service.
5.6 Responsibility for Transactions Made by Others
You are responsible for the transactions of Household Members and anyone who trades on your or their behalf, and therefore should make them aware of the need to confer with you before they trade in Fannie Mae securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. See Section 2, “Applicability and Scope,” for more information.
Restrictions on transactions in this policy are not intended to apply to activities by an employee’s or Board member’s Household member in their professional capacity on behalf of others, where the employee or Board member complies with their obligation not to share material nonpublic information with their Household member.
5.7 Provisions Relating to Covered Third Parties
Compliance & Ethics—Legal and Regulatory Compliance is responsible for establishing and maintaining procedures for identifying covered third parties and supporting the establishment of and overseeing controls to mitigate the risk of insider trading by such parties.
5.8 General Training and Awareness
At least one time each calendar year, Compliance & Ethics—Legal and Regulatory Compliance shall provide training to all employees on their obligations under the Insider Trading Policy. Such training may be combined with other corporate training. Such insider trading training shall be reviewed by the Legal Department’s Insider Trading Team, as appropriate.

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The Legal Department’s Insider Trading Team is responsible for providing information on the requirements of the Insider Trading Policy and Section 16 of the Exchange Act to new members of the Board of Directors and to officers who have been newly designated or appointed as Section 16 Insiders.
5.9 Reporting potential violations of the Insider Trading Policy to FM Ethics
Upon learning of a potential violation of a provision of this Policy other than Section 5.3, members of the Legal Department’s Insider Trading Team shall determine whether reporting the matter to FM Ethics is appropriate and, if so, shall report the matter. Upon learning of a potential violation of Section 5.3 of this Policy, members of the Compliance & Ethics—Legal and Regulatory Compliance team shall determine whether reporting the matter to FM Ethics is appropriate and, if so, shall report the matter.
5.10 Reporting Instances of Insider Trading to Appropriate Regulators
A company’s exposure to insider trading risk is increased when the company fails to report instances of insider trading to the appropriate regulators. The Policy Owner shall coordinate with the Vice President, Financial Crimes, Compliance & Ethics to confirm processes are in place pursuant to which instances of improper insider trading are reported, when appropriate, to the appropriate regulators.
5.11 List of Insider Trading Governing Documents for Advisory Bulletin
FHFA’s Advisory Bulletin 2022-01, “Insider Trading” includes requirements relating to, among other areas, compliance, confidentiality, risk management and conflicts. Accordingly, compliance with the Advisory Bulletin depends not just on the Insider Trading Policy, but on other governance and similar documents. Compliance & Ethics—Legal and Regulatory Compliance is responsible for maintaining a list of the Insider Trading governing documents (as that term is used in the Advisory Bulletin) that Fannie Mae relies on to comply with the Advisory Bulletin.
5.12 Policy Mandates
The mandates for this policy and the policy provisions that address aspects of the mandates are identified below.

Mandate	Aspects of Mandate Addressed by Policy	Policy Provisions
Exchange Act; General Rules and Regulations under the Exchange Act (17 CFR § 240), including Rule 10b-5 and Rule 10b5‑1 FHFA AB-2022-01: Insider Trading Risk Management
Provisions relating to insider trading and control person liability for insider trading
To promote compliance by Fannie Mae and its employees, Board members, contractors and consultants (as defined in Section 6), and covered third parties (as defined in Section 6) with federal laws, including § 10(b) of the Exchange Act, and related regulations that prohibit buying, selling or making other transfers of securities if these persons have material information about the securities or issuer that is not generally known or available to the public.
To protect Fannie Mae and its officers and directors from controlling person liability under §20(a) of the Exchange Act for failure to take appropriate steps under Section 21A(b)(1) of the Exchange Act to prevent illegal insider trading.
Section 5 overall
Regulation FD (17 CFR § 243)	Regulations prohibiting persons with material, non-public information from disclosing this information to others who may trade.	Section 5.2A, 5.2B, and 5.5

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Mandate	Aspects of Mandate Addressed by Policy	Policy Provisions
Provisions relating to Forms under the Exchange Act (17 CFR § 249) Regulation S-K Item 408 (17 CFR § 229.408) Exchange Act § 16; Rules 16a-1 to 16b-8 under the Exchange Act (17 CFR § 240.16a-1 to 16b-8)
Provisions that relate to Forms 10-K and Form 10‑Q disclosure of information described in Regulation S-K Item 408; and Forms 3, 4 and 5
Requirements for “Section 16 Insiders” (as defined in Section 5.4.A and Section 6 of this Policy) under Section 16 of the Exchange Act, which requires that Section 16 Insiders file with the Securities and Exchange Commission (“SEC”) forms relating to holdings of and transactions in Fannie Mae equity securities and which imposes liability for short-swing profits under certain conditions.
Requirements that information about trading by Section 16 Insiders that is required to be disclosed by Fannie Mae in the reports that it files or submits to the SEC under the Exchange Act is accumulated and communicated to management as appropriate, to allow timely decisions regarding required disclosure.
Section 5.4
Exchange Act; General Rules and Regulations under the Exchange Act (17 CFR § 240), including Rule 10b-5	Requirements to avoid insider trading by Fannie Mae, including § 10, and Rule 10b-5	Section 5.2H
FHFA Prudential Management and Operations Standards (“PMOS”) Standard 1 (12 CFR § 1236)	Requirement 16: “A regulated entity should comply with all applicable laws, regulations, and supervisory guidance (e.g., advisory bulletins) governing internal controls and information systems.”	Section 5 overall

6. Definitions
Common policy terms are defined here. The terms specific to this policy are defined below.

Term	Definition
Another company	See definition of “other company”
Beneficial ownership of securities
The question of whether a person has “beneficial ownership” of securities for purposes of Section 16 of the Exchange Act is highly fact-specific. As a general matter, a person will be deemed the “beneficial owner” of securities if they directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect economic interest in the securities; this would include family members and certain others living in the person’s home, and may include immediate family members not living in the person’s home. This would also include securities held by trusts for which you or a member of your immediate family is a trustee, settlor, or beneficiary; or by partnerships, corporations, estates, other entities or family members, if you derive benefits substantially equivalent to those of ownership. You are urged to consult with the Legal Department’s Insider Trading team or your own legal counsel about your own situation.

Board member	A member of Fannie Mae’s Board of Directors

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Class of Fannie Mae equity securities
The term “class” of Fannie Mae equity securities means all securities of Fannie Mae that are of substantially similar character and the holders of which enjoy substantially similar rights and privileges. Different series of security, such as two series of preferred stock, are in the same “class” if they are substantially similar in character and their owners have substantially similar rights and privileges.

Contractors and consultants	Refers to all Fannie Mae contractors and consultants subject to Fannie Mae’s Service Requirements for Contractors and Consultants: The Contingent Worker Code of Conduct.
Covered third party
A third party that has a heightened risk of receiving or accessing material nonpublic information of Fannie Mae or of another company as a result of the third party’s relationship with Fannie Mae. Covered third parties are identified pursuant to the Insider Trading Compliance Procedure.

Debt securities
As to any issuer, the term “debt securities” includes any issuer security that represents a loan from an investor to the issuer and includes mortgage-backed securities, subordinated debt, senior debt, and Connecticut Avenue Securities, whether or not the debt security may be converted into an equity security.

Equity securities
As to any issuer, the term “equity securities” refers to the issuer’s common stock, preferred stock, restricted stock, restricted stock units, debt convertible into the issuer’s common stock and derivative securities such as stock options, warrants, stock appreciation rights or any other security that may be exercised or converted based on the price of an equity security or that has a value derived from the value of an equity security.

Exchange Act	Securities Exchange Act of 1934, 15 USC § 78 et seq.
Fannie Mae equity securities
The term “Fannie Mae equity securities” means the common stock of Fannie Mae, preferred stock of Fannie Mae, debt convertible into Fannie Mae’s common or preferred stock, or other equity securities issued by Fannie Mae, and includes derivative securities such as stock options, warrants, stock appreciation rights or any other security that may be exercised or converted based on the price of an equity security or that has a value derived from the value of an equity security.

Fannie Mae securities	The term “Fannie Mae securities” means Fannie Mae equity securities and/or Fannie Mae debt securities, including mortgage-backed securities and Connecticut Avenue Securities.
Gifts
Regardless of whether a receipt or grant of a bona fide gift of a security constitutes a “purchase” or a “sale” of the security under the Exchange Act, grants of gifts are prohibited absent pre-approval by the Policy Owner or the General Counsel if the donor:
•possesses material, nonpublic information or is gifting outside of a trading window (Section 5.2.F) or
•is a Section 16 Insider (Section 5.4.B).

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Group A Employees Group A Employees – Monitored Group B Employees Group C Employees High-Risk Group Employees
Only some employees are in Group A, Group B or Group C. These employees are also designated as “High-Risk Group Employees.”
Group A and Group B employees are notified they serve in a role or work in a business area identified as having a heightened risk of receiving other companies’ material, nonpublic information and are required to comply with the provisions of Section 5.3.
•Employees who present a heightened likelihood of soliciting and/or receiving other companies’ material, nonpublic information as a part of their job function are referred to as “Group A employees.” Group A Employees are also sometimes referred to as Group A Employees – Monitored because they are subject monitoring requirements.
•Employees who are not in Group A but who present a heightened risk of receiving other companies’ material, nonpublic information are referred to as “Group B employees.”
•Some Group A and Group B employees also present a heightened risk of receiving Fannie Mae’s material, nonpublic information.
Employees who are not in Group A or Group B, but who present a heightened risk of receiving Fannie Mae’s material, nonpublic information, are referred to as Group C employees. Group C employees are required to comply with the applicable provisions of Section 5.3.
All members of the Management Committee shall be Group A employees.
Each officer who is a Section 16 insider shall be either a Group A employee or a Group B employee. Most officers who are Section 16 insiders are members of the Management Committee and are therefore Group A employees.

Household Members
Someone is your household member if they are your spouse, partner, another member of your family who resides with you or whom you or your spouse or partner support, or if they live in your household. Related Persons are a subset of Household Members.

Legal Department’s Insider Trading Team	Members of the Corporate and Securities Law group in Legal Department with responsibility for handling insider trading matters.
Managed Accounts
For purposes of this Policy, an account will be considered a “Managed Account” if it meets the following requirements:
•The employee, Board member, contractor, or consultant, and of their Household Members do not and will not direct or influence trades in the account.
•The employee, Board member, contractor, or consultant (or their Household Member, if applicable) has given discretion to the broker or advisor to make trades in the account.
•The employee, Board member, contractor, or consultant (or their Household Member, if applicable) has instructed the person making trades in the account not to trade in Fannie Mae equity securities in the account.

Material, Nonpublic Information
Information is “material, nonpublic information” if: (a) either (1) there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell, or hold a security; or (2) a reasonable investor would view the information as significantly altering the total mix of information available, and (b) the information has not been broadly disseminated to the investing public. See Section 5.2.A for additional guidance and discussion of what may constitute material, nonpublic information.

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Other companies’ material, Nonpublic Information	Material, nonpublic information that relates to “another company” (as defined in this Policy) or the securities of “another company”
Other company
Any entity with which Fannie Mae has a direct or indirect business relationship, including Freddie Mac.
This definition, which includes companies with which Fannie Mae has indirect relationships, is broader than the definition of “Third Party” included in Fannie Mae’s Third Party Risk Management (TPRM) Policy.

Policy	Insider Trading Policy
Purchase
The term “purchase” refers to an acquisition of a Fannie Mae security in exchange for something of value. It is not limited to open-market transactions. The securities laws and related interpretations by the SEC and the courts have applied an expansive meaning to the term. Following are some of the special applications of the term for purposes of the Policy.
Contracts to Purchase. A “purchase” includes any contract or agreement to purchase or otherwise acquire a Fannie Mae security or an interest in such a security for value.
Securities Held in the Name of Certain Other Persons or Entities. The purchase of a Fannie Mae security by a person whose securities are deemed to be “beneficially owned” by the Section 16 Insider is considered to be a “purchase” of such security by the Section 16 Insider for purposes of the Policy.

Related Persons (applies to Group A and Group B Employees)	These are spouses, partners and dependents (including dependents of spouses and partners) of Group A and Group B employees. Related Persons are a subset of Household Members.
Restricted Securities Restricted Securities List	The “Restricted Securities List” identifies “Restricted Securities” in which Group A and Group B employees are prohibited from trading. See Section 5.3 for additional discussion.
Rule 10b5–1 Trading Arrangement	Any contract, instruction or written plan for the purchase or sale of securities of Fannie Mae intended to satisfy the affirmative defense conditions of SEC Rule 10b5–1(c) under the Exchange Act.
Sale
The term “sale” refers to a disposition of a Fannie Mae security in exchange for something of value. It is not limited to open-market transactions. The securities laws and related interpretations by the SEC and the courts have applied an expansive meaning to the term. Following are some of the special applications of the term for purposes of the Policy.
Contract to Sell. A “sale” includes any contract or agreement to sell or otherwise dispose of a Fannie Mae security or an interest in such a security for value.
Pledged Securities. If you pledge a Fannie Mae security as collateral for a loan, the sale of the security by the pledgee (lender) constitutes a “sale” of the security by the pledgor (you, as borrower).
Securities Held in the Name of Certain Other Persons or Entities. The sale of a Fannie Mae security by a person whose securities are deemed to be “beneficially owned” by the Section 16 Insider is considered to be a “sale” of such security by the Section 16 Insider for purposes of the Policy.

SEC	Securities and Exchange Commission
Section 16 Insider	The term “Section 16 Insider” refers to (1) an officer who has been designated as or appointed to the role of a Section 16 officer by the Board of Directors or (2) a Board member.

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Securities	Refers to equity securities and/or debt securities, including mortgage-backed securities.
Short sales	Sales of securities that the seller does not own
Short-swing transactions
Any combination of an acquisition and disposition, or disposition and acquisition, of any Fannie Mae equity securities within any period of less than six months, unless the acquisition or disposition would be exempt from liability under Section 16(b) of the Exchange Act

Tipping	The act of providing material, non-public information about a publicly traded company to a person who is not authorized to have the information or suggesting that anyone purchase or sell any company’s securities while in possession of material, non-public information
Trading window
An announced time period during which employees and Board members may buy or sell equity securities of Fannie Mae provided they comply with the provisions of this Policy and are not in possession of material, nonpublic information. Trading windows are discussed in detail in Section 5.2.D

7. Additional Policy Elements (Optional)
N/A
8. Monitoring Governance Document Compliance
The Policy owner is responsible for monitoring compliance with this policy. See compliance requirements here.
The Policy Owner is responsible for establishing processes for monitoring compliance with this Policy, inclusive of the following, which will be conducted at least annually:
a.    Overseeing communications to Section 16 Insiders and other employees in connection with trading windows;
b.    Reviewing or overseeing reviewing of reporting regarding completion of corporate consolidated compliance training, which includes training on the requirements of this Policy;
c.    Communications with Section 16 Insiders regarding transactions and trading arrangements in Fannie Mae equity securities;
d.    Overseeing maintenance of and responses provided through any dedicated mailbox for employee inquiries regarding this Policy; and
e.    Reviewing or overseeing reviewing of reporting by Compliance & Ethics—Legal and Regulatory Compliance regarding compliance with the requirements of Section 5.3 of this Policy—certifications, preclearance and trade monitoring—and the resolution of cases triggered as a result of trade monitoring.
Compliance & Ethics—Legal and Regulatory Compliance is responsible for establishing procedures setting forth and for overseeing processes relating to:
a.    maintaining the Restricted Securities List;
b.    maintaining lists of Group A, B and C employees, which may be by business unit and management-level committee;

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c.    otherwise managing the certification, pre-clearance and monitoring described in Section 5.3 of this Policy; and
d.    supporting the establishment of and overseeing controls relating to covered third parties.
More information on the processes and procedures established and overseen by Compliance & Ethics—Legal and Regulatory Compliance referred to in this Section 8, and on the monitoring and other processes referred to in Sections 5.3 and 5.7, can be found in the Insider Trading Compliance Procedure.
9.    Conflict Resolution and Escalations
Have a question or a dispute? See the compliance requirements for conflicts and escalations here.
10.    Exceptions
Unable to fulfil a requirement? Go here to see what compliance requirements you need to know.
11.    Policy Review/Revision
This Policy must be updated at least once every 24 months, unless a more frequent cadence is mandated by a law, regulation, or directive. See additional compliance requirements here.
12. Documentation

Policy Name	Insider Trading Policy
Version Number	6
Policy Identifier	POL-2016-10-100229
Superseded Policy(ies)	Insider Trading Policy, version 5.04
Date Approved	December 13, 2024
Effective Date	December 30, 2024
Policy Author	[***], Enterprise Legal – Deputy General Counsel – Principal, Legal
Policy Owner	[***], Enterprise Deputy General Counsel—Vice President, Legal
Policy Approver	Compliance Committee
Governing Document(s)
Federal securities laws and related regulations relating to insider trading, including:
•The Exchange Act, including Sections 10(b), 16, 20 and 21A(b)(1) of the Exchange Act;
•General Rules and Regulations under the Exchange Act (17 CFR § 240), including:
◦Rule 10b-5 and 10b5-1
◦Rules 16a-1 to 16b-8
•FHFA Advisory Bulletin 2022-01, “Insider Trading Risk Management”

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Supporting Document(s)
•Insider Trading Policy Procedure (PRO-2016-12-102578)
•Insider Trading Compliance Procedure (PRO-2021-01-000053)
•Information Barrier Procedure (PRO-2016-10-100560)
•Insider Trading Policy – Implementation plan

References applicable to this Policy

•Other regulations under the Exchange Act, including Regulation FD (17 CFR § 243); Regulation S-K Item 408 (17 CFR § 229.408); and provisions relating Forms under the Exchange Act (17 CFR § 249)
•FHFA Prudential Management and Operations Standards (“PMOS”) Standard 1 (12 CFR § 1236) Requirement 16, requiring compliance with all applicable laws, regulations, and supervisory guidance (e.g., advisory bulletins) governing internal controls and information systems
•Code of Conduct for the Board of Directors
•Employee Code of Conduct (POL-2016-10-100070)
•Confidential Information and Privacy Policy (POL-2016-12-102622)
•Service Requirements for Contractors and Consultants: The Contingent Worker Code of Conduct (POL-2016-10-100117)
•Enterprise Issue Management Standard (STD-2017-06-102744)
•Risk Identification and Assessment Methodology Standard (STD-2018-01-102864)
•Policies, Standards and Procedures Governance Standard (STD-2019-01-103028)
•Management Level Committee Approved Policy Obligations (PRO-2022-06-000134)